UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 16, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                                           CONTACTS:
                                                                         Calpine
                                      Media Relations: Meg Laidlaw, 713-830-8655
                           Investor Relations: Rick Barraza, 408-995-5115, X1125
                                                                            LCRA
                                              Bill McCann, 1-800-776-5272, X4032

      Calpine Completes Sale of Its Interest in Lost Pines 1 Power Project

     SAN JOSE, Calif., Jan. 16, 2004 /PRNewswire-FirstCall/ -- Calpine Corporation (NYSE: CPN) has completed the sale of its 50-percent interest in the 545-megawatt Lost Pines 1 Power Project to GenTex Power Corporation, which now owns and operates 100 percent of the project. GenTex is an affiliate of the Lower Colorado River Authority (LCRA). With this sale, Calpine benefits from an attractive return on its investment in Lost Pines 1. Calpine remains the leading independent power producer in the Electric Reliability Counsel of Texas (ERCOT) with a system of 10 power plants representing more than 6,100 megawatts of clean, efficient gas-fired generating capacity in operation.

     "When we developed the project, the joint ownership structure fit the needs of our companies. However, given the load growth associated with LCRA's customers and Calpine's growth in ERCOT, both parties now benefit from this transaction," noted Calpine Senior Vice President, Marketing & Sales, Darrell Hayslip.

     "This acquisition will provide LCRA with the additional capacity required to help meet the growing needs of our wholesale customers in Central Texas," said Joe Beal, General Manager, LCRA. Beal went on to say, "LCRA spent the past year evaluating several alternatives, including building a new facility and other acquisition opportunities, but, in the end, purchasing the remaining interest in Lost Pines 1 simply represented the best value for LCRA and its customers."

     Under the terms of the transaction, Calpine received a cash payment of approximately $150 million. In addition, Calpine Energy Services entered into a tolling agreement with LCRA to purchase 250 megawatts of electricity through December 31, 2004.

     Calpine's 50-percent interest in the Lost Pines 1 project was owned by Calpine Construction Finance Company, L.P. (CCFC), a wholly owned subsidiary of Calpine. CCFC intends to use the net proceeds from this sale to acquire additional power generation assets, subject to obtaining final approval from the holders of the CCFC secured notes.

     LCRA is a nonprofit, self-funded conservation and reclamation district dedicated to providing the people of Texas with public services, including electric power. LCRA also manages the lower Colorado River, protects the river's water quality, sells water, develops and operates water and wastewater utilities, operates public parks, promotes soil, water and energy conservation, and offers economic and community development assistance to rural communities in its service area. For more information about LCRA, visit www.lcra.org

     Calpine Corporation, celebrating its 20th year in power in 2004, is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and has approximately 900 billion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002, updated on Form 8-K on October 23, 2003, and its quarterly report on Form 10-Q for the quarter ended September 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  January 20, 2004